EXHIBIT 3.3
AMENDED AND RESTATED BYLAWS
OF
BIOHEART, INC.
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the Corporation required by the Florida Business Corporation Act must be maintained in the State of Florida and need not be identical with the principal office of the State of Florida. The address of the registered office may be changed from time to time by the Board of Directors or, if within the country, by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.
     Section 2. Principal Place of Business. The Corporation may have such principal and other business offices in the State of Florida as the Board of Directors may designate or as the business of the Corporation may require from time to time.
     Section 3. Other Offices. The Corporation may also have offices at such other places both within and outside the State of Florida as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     Section 1. Annual Meetings. The annual meeting of shareholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the time and place designated by the Board of Directors of the Corporation.
     Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, by resolution of a majority of the full Board of Directors, or by the holder or holders of not less than a majority of all the outstanding shares of stock of the Corporation entitled to vote on the matter or matters to be presented at the meeting. Such request shall state the purpose or purposes of the proposed meeting. No business shall be conducted at any special meeting other than the business for which the special meeting is called as set forth in the notice of the special meeting. Special meetings shall be held at the time and place designated by the Chief Executive Officer of the Corporation.
     Section 3. Place and Presiding Officer. Meetings of the shareholders may be held within or outside the State of Florida. Meetings of the shareholders may be presided over by the Chairman of the Board, the President or any Vice President. The Secretary of the Corporation, or any person chosen by the person presiding over the shareholders’ meeting, shall act as Secretary for the meeting.
     Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the meeting, personally, by United States mail, or in such other manner as may be permitted by law, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
     Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of this Article II to each shareholder of record on the new record date entitled to vote at such meeting.
     Section 6. Record Date. The Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy days (or such longer period as may from time to time be permitted by law) and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.
     If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.
     Section 7. List of Shareholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder of the Corporation who is present.
     Section 8. Shareholder Quorum and Voting. A majority of the total number of shares outstanding and entitled to vote, present in person or represented by proxy thereat, shall constitute a quorum at a meeting of shareholders for the transaction of business, except as otherwise provided by law or by the Corporation’s Articles of Incorporation, as amended (the “Articles of Incorporation”). If a specified item of business is required to be voted on by a class or series of shares, a majority of the total number of shares outstanding and entitled to vote of such class or series, present in person or represented by proxy thereat, shall constitute a quorum at a meeting of shareholders for the transaction of such item of business by such class or series. If, however, a quorum does not exist at a meeting, the holders of a majority of the shares present at such meeting and entitled to vote may adjourn the meeting

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from time to time, without notice other than by announcement at the meeting, until the requisite number of shares entitled to vote shall be present. At any such adjourned meeting at which a quorum exists, any business may be transacted which might have been transacted at the meeting as originally noticed. After a quorum has been established at a meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.
     If a quorum exists, action on a matter (other than the election of directors) is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action unless a greater number of affirmative votes is required by law or by the Articles of Incorporation. If a quorum exists, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election. Unless the Articles of Incorporation provides otherwise, shareholders do not have a right to cumulate their votes for directors.
     Section 9. Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint an inspector of elections to act at the meeting and any adjournment thereof. If no inspector of elections is so appointed by the Board, then the Chairman of the meeting may appoint an inspector of elections to act at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.
     The inspectors shall:
(a)	ascertain the number of shares outstanding and the voting power of each;

(b)	determine the shares represented at the meeting and the validity of proxies and ballots;

(c)	count all votes and ballots;

(d)	determine and retain for a reasonable period a record of the disposition of any challenges made to any determination made by the inspectors; and

(e)	certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.
     The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of proxies and ballots, the inspectors shall act in accordance with applicable law.
     Section 10. Order of Business.
     (a) (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of any other business to be considered by the shareholders of the Corporation may be made at any annual meeting of shareholders, only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any shareholder of the Corporation who is a holder of record at the time of the giving of the notice provided for in this Section 10, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 10.

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     (2) For nominations or other business properly to be brought before an annual meeting by a shareholder of the Corporation, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered in person or by facsimile, or sent by U.S. certified mail and received, at the principal executive offices of the Corporation not earlier than the 120th day prior and not later than the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of notice by a shareholder as described above. To be in proper written form, a shareholder’s notice to the Secretary of the Corporation shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of the Corporation which are beneficially owned or owned of record by the shareholder and the beneficial owner; (v) any material interest of the shareholder in such nomination or other business; (vi) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting on the matter proposed and intends to appear in person or by proxy at such meeting to propose such nomination or other business; and (vii) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect.
     (3) Notwithstanding anything in paragraph (a)(2) above to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the shareholders is increased in accordance with Article III, Section 2 and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a shareholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered in person or by facsimile, or sent by U.S. certified mail and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
     (b) Only such business shall be conducted at a special meeting of shareholders as shall have

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been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a holder of record at the time of the giving of notice provided for in this Section 10, who is entitled to vote at the meeting for the election of directors and who complies with the procedures set forth in this Section 10. In the event a special meeting of shareholders is properly called for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder has given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered in person or by facsimile, or sent by U.S. certified mail and received, at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of notice by a shareholder as described above. To be in proper written form, such notice must meet the requirements of paragraph (a)(2) above applicable to nominations of persons for election to the Board of Directors.
     (c) The notice requirements set forth in this Section 10 shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to make a nomination or present a proposal at the applicable meeting of shareholders and such shareholder’s nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such meeting; provided, however, that if such shareholder does not appear or send a qualified representative to present such nominee or proposal at such meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission (as defined in the Florida Business Corporation Act, as amended) delivered by such shareholder to the Secretary of the Corporation to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of shareholders. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation (including any applicable requirements regarding the independence of directors).
     (d) Except as otherwise provided in the Corporation’s Articles of Incorporation, as amended from time to time, only such persons who are nominated in accordance with this Section 10 or are chosen to fill any vacancy occurring in the Board of Directors in accordance with Article III, Section 3 shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. The Chairman of a meeting shall refuse to permit any business to be brought before the meeting which fails to comply with the foregoing or if a shareholder solicits proxies in support of such shareholder’s nominee or proposal without such shareholder having made the representation required by clause (vii) of paragraph (a)(2) above.

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     (e) For purposes of this Section 10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (f) Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, and all applicable rules and requirements of the Nasdaq Stock Market (the “NASDAQ”) or, if the Corporation’s shares are not listed on the NASDAQ, the applicable rules and requirements of the primary securities exchange or quotation system on which the Corporation’s shares are listed or quoted, in each case with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of shareholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
ARTICLE III
DIRECTORS
     Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.
     Section 2. Number. The number of directors of the Corporation shall not be less than six nor more than nine. The authorized number of directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the entire Board of Directors given at a regular or special meeting thereof. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     At each annual meeting the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director so elected shall hold office for the term of which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, retirement, removal from office or death.
     Section 3. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, provided, that in case of a vacancy created by removal of a director, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.
     Section 4. Removal of Directors. A director may be removed by shareholders, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of the Corporation’s voting capital stock (“Voting Stock”), voting together as a single class. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.

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     Notwithstanding the foregoing, and except as otherwise provided by law, in the event that holders of any class or series of Preferred Stock are entitled, voting separately as a class, to elect one or more directors, the provisions of this Section 4 shall apply, in respect to the removal of a director so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares of Voting Stock voting together as a single class.
     Section 5. Resignation of Directors. Any director may resign at any time effective upon giving written notice to the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.
     Section 6. Quorum and Voting. A majority of the number of directors fixed by, or in the manner provided in, these bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, the quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 7. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and one or more other committees. Each committee of the Board of Directors shall have such powers and functions as may be delegated to it by resolution adopted by the entire Board of Directors, except as prohibited by law.
     The Board of Directors, by resolution adopted in accordance with this Section 7, shall designate a Chairman for each committee it establishes who shall preside at all meetings of the committee and who shall have such additional duties as shall from time to time be designated by the Board of Directors.
     The Board of Directors, by resolution adopted in accordance with this Section 7, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.
     Section 8. Meetings. Regular meetings of the Board of Directors shall be held without notice at the location of and immediately after the adjournment of the annual meeting of shareholders in each year, and at such other time and place, as may be determined by the Board of Directors. Notice of the time and place of special meetings of the Board of Directors shall be given to each director either by personal delivery, telegram, cablegram, telephone, or electronic mail at least two days prior to the meeting. Notice may also be given through the postal service if mailed at least five days prior to the meeting.
     Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
     Except as otherwise provided in the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be

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specified in the notice or waiver of notice of such meeting.
     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other directors.
     Meetings of the Board of Directors may be called by the Chairman of the Board or by any two directors.
     Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
     Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or if such position is vacant or such person is absent, the directors shall elect a Chairman for the meeting from one of their members present.
     Section 9. Action Without a Meeting. Any action required to be taken at a meeting of the directors or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.
     Section 10. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.
ARTICLE IV
OFFICERS
     Section 1. Types. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer and such Vice Presidents and other officers as may be appointed by the Board of Directors or by a duly appointed officer authorized by these bylaws or by resolution of the Board of Directors to appoint officers.
     Section 2. Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized to appoint officers. Each officer shall hold office until the first Board of Directors meeting immediately following the annual shareholders meeting next occurring after his or her appointment to office and until his or her successor shall have been appointed or until his or her earlier resignation, retirement, removal from office or death.
     Section 3. Authority and Duties. The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified from time to time by resolution of the Board of Directors.

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     (a) Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the provisions of these Bylaws and the control of the Board of Directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him by the Board of Directors. The Chief Executive Officer shall report directly to the Board of Directors and shall have the right to delegate any of his powers to any other officer or employee.
     (b) Chief Financial Officer. The Chief Financial Officer shall be responsible for the financial affairs of the Corporation and shall be the chief accounting officer for federal securities law purposes. The Chief Financial Officer shall be responsible for the supervision of the Treasurer. He shall perform all duties incident to the office of chief financial officer, and such other duties as may from time to time be assigned to him by the Board of Directors or Chief Executive Officer.
     (c) Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings of shareholders, the Board of Directors and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board of Directors and committee meetings, the number of shares present or represented at shareholders meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive office or business office of the Corporation.
     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a stock register, or a duplicate stock register, showing the names of the shareholders and their addresses, the number and classes of shares held by each and, for holders of certificated shares, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors and any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
     (d) Treasurer. The Treasurer shall have the custody of the corporate funds and securities of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them.
     The Treasurer shall deposit all moneys and valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

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     Section 4. Removal of Officers. Any officer may be removed by the Board of Directors at any time with or without cause. Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; provided, however, the appointment of any officer shall not of itself create contract rights.
ARTICLE V
STOCK
     Section 1. Stock Certificates. Certificates representing shares in the Corporation shall be signed by the Chief Executive Officer or Chief Financial Officer and the Secretary or an assistant Secretary. In addition, such certificates may be signed by a transfer agent or a registrar (other than the Corporation itself) and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on such certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issuance.
     Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Florida; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.
     Section 2. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 3. Transfers. Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and (1) in the case of certificated shares, only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power, or (2) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.
     Section 4. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such

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owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VI
GENERAL PROVISIONS
     Section 1. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.
     Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may, at the direction of the Board of Directors, be executed in the name of and on behalf of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer or any other officer or officers authorized by the Board of Directors, and any such officer may, at the direction of the Board of Directors, vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations.
ARTICLE VII
DIVIDENDS
     The Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Articles of Incorporation.
ARTICLE VIII
INDEMNIFICATION
     Section 1. General. The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.
     Section 2. Further Assurance. In furtherance and not in limitation of the powers conferred by statute:
          (a) the Corporation may purchase and maintain insurance on behalf of any person

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who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and
          (b) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
ARTICLE IX
ACTION WITH RESPECT TO
SECURITIES OF OTHER CORPORATIONS
     Unless otherwise directed by the Board of Directors, the Chief Executive Officer or his or her designee shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which the Corporation may hold securities and to otherwise exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE X
AMENDMENT
     The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors. Bylaws adopted by the Board of Directors may be repealed or changed, and new bylaws may be adopted by shareholders only if such repeal, change or adoption is approved by the affirmative vote of the holders of at least 75% of the then outstanding shares entitled to vote, voting together as a single class.
ARTICLE XI
CONTINUING EFFECT OF BYLAW PROVISIONS
     Any provisions contained in these bylaws which, at the time of its adoption, was authorized or permitted by applicable law shall continue to remain in full force and effect until such time as such provision is specifically amended in accordance with these bylaws, notwithstanding any subsequent modification of such law (except to the extent such bylaw provision expressly provides for its modification by or as a result of any such subsequently enacted law).

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